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                                                                      EXHIBIT 99
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Razorfish, Inc.
                                                           FOR IMMEDIATE RELEASE
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                        Razorfish Receives Nasdaq Notice

NEW YORK--May 17, 2002--Razorfish, Inc. (NASDAQ: RAZF - News), the digital solutions provider, today announced that it has received a Nasdaq Staff Determination on May 16, 2002 indicating that the Company fails to comply with the minimum bid price requirement for continued listing set forth in Marketplace Rule 4450(b)(4).

The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant the Company's request for continued listing. During the appeal process, the Company will continue to be listed. Upon the completion of the appeal process, should the Panel decide to delist the Company's securities, Razorfish would promptly apply to transfer its securities to the Nasdaq SmallCap Market. A successful transfer would allow an uninterrupted listing of the Company's securities.

Furthermore, the Company announced that its Board of Directors has passed a resolution to solicit approval for a reverse stock split from stockholders at the Company's next annual stockholders meeting. The reverse split is being proposed as a step towards maintaining compliance with the Nasdaq minimum bid price requirements. The resolution calls for a conversion ratio of between one-to-ten and one-to-thirty, to be determined at the discretion of the Board of Directors.

"This event comes on the heels of an eventful month for Razorfish, including the release of our profitable first quarter results and the raising of an additional $6 million in capital," said Jean-Philippe Maheu, chief executive officer and board member at Razorfish. "We believe that maintaining our Nasdaq listing is in the best interest of our stockholders and we intend to present our plan to Nasdaq at the appropriate time." About Razorfish: Razorfish's services employ digital technologies to address a wide range of its clients' needs, from business and brand strategy to systems integration. From its founding in 1995 to the present, Razorfish has provided its clients with services designed to enhance communications and commerce with their customers, suppliers, employees and other partners through the use of digital technologies. Razorfish is headquartered in New York and has offices in Boston, Los Angeles, San Francisco, Silicon Valley, and Tokyo. Recent Razorfish clients include Cisco Systems, Sony Corporation, Microsoft, Fortis, Inc., Manulife Financial, Ford Motor Company, and GlaxoSmithKline. For more information visit: www.razorfish.com.

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    Forward-Looking Statement Disclaimer
    Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995

This release contains, in addition to historical information, forward-looking statements, including, but not limited to, Razorfish's strategies and goals with respect to its structure and service offerings. We use words like "anticipates", "believes", "plans", "intends", "expects", "future" and similar expressions to identify forward-looking statements. Forward-looking statements are subject by their nature to risks and uncertainties, and actual results could differ materially from those set forth in the forward-looking statements. Typical risks and uncertainties include, but are not limited to, those related to the number and size of projects completed in a given period, the risk that we will not have sufficient capital to maintain and/or expand our operations, changes in demand for business and technology consulting services, domestic and international economic conditions including, without limitation, interest rate and currency exchange rate fluctuations, changes in competition, retention of our professionals and other factors described from time to time in Razorfish's reports filed with the Securities Exchange Commission. In addition, we draw your attention to risk factors identified in Razorfish's 2001 Form 10-K/A filed with the Securities Exchange Commission on April 24, 2002 and its quarterly report on Form 10-Q, filed May 3, 2002. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Razorfish is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by the securities laws.

Contact:
     Razorfish, Inc.
     David LaBar, 212/798-7941
     david.labar@razorfish.com